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                                                                    EXHIBIT 2.1

                                                                     APPENDIX A

                          PLAN AND AGREEMENT OF MERGER

                                     BETWEEN

                              GLACIER BANCORP, INC.

                                       AND

                                    GB, INC.


          THIS PLAN AND AGREEMENT OF MERGER (the "Agreement") is entered into as of the 25th of March, 1998, by and between Glacier Bancorp, Inc., a Delaware corporation ("Glacier"), and GB, Inc., a Delaware corporation ("GB").

                               W I T N E S E T H:

          WHEREAS, Glacier is a corporation duly organized and validly existing under the laws of the State of Delaware having an authorized capital stock of six million (6,000,000) shares of common stock, par value $.01 per share ("Glacier Common Stock") and one million (1,000,000) shares of preferred stock, par value $.01 per share ("Glacier Preferred Stock");

          WHEREAS, GB is a corporation duly organized and validly existing under the laws of the State of Delaware having an authorized capital stock of fifteen million (15,000,000) shares of common stock, par value $.01 per share ("GB Common Stock"), and one million (1,000,000) shares of preferred stock, par value $.01 per share ("GB Preferred Stock");




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          WHEREAS, at a meeting of the Board of Directors of Glacier (the
"Glacier Board") held on April 23, 1997, the Glacier Board declared a three-for-two stock split of the issued and outstanding shares of Glacier Common Stock (the "Stock Split") and, thereafter, Glacier delivered an additional Glacier Common Stock certificate to each shareholder of record, which certificate represented one additional share of Glacier Common Stock for every two shares of Glacier Common Stock held by such stockholder as of May 9, 1997 (the "Stock Split Shares");

          WHEREAS, since the Stock Split, Glacier has issued, from time to time, additional shares of Glacier Common Stock in connection with the exercise of option rights by certain option holders;

          WHEREAS, Glacier recently discovered certain technical deficiencies in the Stock Split;

          WHEREAS, Glacier has been advised by Delaware counsel that the merger of Glacier with and into GB, as provided for herein (the "Merger"), would resolve such technical deficiencies in the Stock Split;

          WHEREAS, the Glacier Board and the Board of Directors of GB deem it advisable and in the best interests of each such corporation that the Merger be consummated in accordance with the provisions of the General Corporation Law of the State of Delaware (the "DGCL") and upon the terms and subject to the conditions hereinafter set forth; and

          WHEREAS, the Boards of Directors of Glacier and GB, by appropriate resolutions, duly authorized, have approved and adopted this Agreement and directed that it be





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submitted to the shareholders of each such corporation for adoption.

          NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   The Merger

          1.1 Merger of Glacier with and into GB. In accordance with the provisions of this Agreement and the DGCL at the Effective Time (as defined in Section 1.4 hereof) Glacier shall be merged with and into GB, which shall be the surviving entity (hereinafter sometimes referred to as the "Surviving Entity"). After the Effective Time, GB shall continue its existence as a Delaware corporation and shall conduct its business under the name of "Glacier Bancorp, Inc." At the Effective Time, the separate existence of Glacier shall cease.

          1.2 Effect of the Merger.

          (a) At the Effective Time, GB shall thereupon and thereafter possess all the estates, rights, privileges, powers, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of both Glacier and GB, and be subject to all the restrictions, disabilities and duties of both Glacier and GB; and all the rights, privileges, powers and franchises of both Glacier and GB, and all the property, real, personal and mixed, and all debts due to both Glacier and GB, and all other things in action belonging to either Glacier and GB shall be vested in GB; and all property, rights, privileges, powers, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of Glacier, and all and every other interest of Glacier, shall be thereafter as effectually the property of GB as they





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were of Glacier, and the title to any real estate vested in Glacier by deed or otherwise shall not revert or in any way be impaired by reason of the Merger; but all rights of creditors and all liens upon any property of Glacier shall be preserved unimpaired, and all debts, liabilities and duties of Glacier shall thenceforth attach to GB and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

          (b) From and after the Effective Time and until further amended in accordance with the DGCL, the Certificate of Incorporation of GB as in effect immediately prior to the Effective Time shall continue to be the Certificate of Incorporation of the Surviving Entity as the entity surviving the Merger, provided that, as of and after the Effective Time, Article 1 of said Certificate of Incorporation of GB shall be amended in its entirety to read as follows:

          ARTICLE 1. NAME. The name of the corporation is Glacier Bancorp, Inc. (hereinafter referred to as the "Corporation").

          (c) From and after the Effective Time and until altered, amended or repealed in accordance with applicable law, the Bylaws of Glacier as in effect immediately prior to the Effective Time shall continue to be the Bylaws of the Surviving Entity as the entity surviving the Merger.

          (d) From and after the Effective Time, the directors and officers of Glacier shall be the directors and officers of the Surviving Entity and the directors and officers of GB, to the extent that they are not directors and officers of Glacier at the Effective Time, shall cease to be directors and officers at and after the Effective Time.





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          (e) As a result of the Merger, GB will succeed to all of the rights, duties and obligations of Glacier. The obligations of Glacier, which will be assumed by GB, include, but are not limited to, its obligations as a shareholder, its obligations to customers (of whatever nature), its obligations (directly or through its subsidiaries) toward any third party, and any other obligations of Glacier that may exist. GB and Glacier will take any such further actions, if any, and execute such further documents, if any, as may be necessary to legally effectuate the above-mentioned transfer of rights and obligations.

          (f) GB will account for the Merger as a transfer at book value, take a carry over basis in the assets transferred and recognize no gain on the transaction.

          1.3 Additional Actions. If, at any time after the Effective Time, GB shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in GB, title to and possession of any property or right of Glacier acquired or to be acquired by reason of, in connection with, or as a result of the Merger, or (b) otherwise to carry out the purposes of this Agreement, Glacier and its respective officers and directors shall be deemed to have granted to GB an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in GB and otherwise to carry out the purposes of this Agreement; and the directors and officers of GB are fully authorized in the name of Glacier or otherwise to take any and all such action.





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          1.4 Effective Time. The Merger shall be effective when a certificate of merger is duly filed with the Office of the Secretary of State of the State of Delaware or, if the Certificate of Merger specifies a later effective time, at such later time as may be specified in the certificate of merger (the "Effective Time").

                                   ARTICLE II

                            Conversion of Securities

          2.1 Glacier Common Stock. At the Effective Time, each issued and outstanding share of Glacier Common Stock, including the Stock Split Shares, by virtue of the Merger and without any action on the part of GB or Glacier, shall be converted into one (1) fully paid and nonassessable share of GB Common Stock.

          2.2 Glacier Treasury Shares. At the Effective Time, each share of Glacier Common Stock and Glacier Preferred Stock held in the treasury of Glacier, if any, shall be deemed canceled and shall cease to exist.

          2.3 GB Common Stock. At the Effective Time, each issued and outstanding share of GB Common Stock shall be deemed canceled and shall thereafter be held in the treasury of GB.

          2.4 Stock Certificates. After the Effective Time of the Merger, each holder of a certificate representing shares of Glacier Common Stock may, at such holder's option, surrender the same to GB or its exchange agent, if any (the "Exchange Agent"), and exchange such certificate for a new certificate representing the number of shares of GB Common Stock into which the surrendered shares were converted as herein provided. Unless and until so





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surrendered, each outstanding certificate theretofore representing shares of
Glacier Common Stock shall be deemed for all purposes to represent the number of whole shares of GB Common Stock into which such shares of Glacier Common Stock were converted in the Merger. The registered owner on the books and records of GB or the Exchange Agent, if any, of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to GB or the Exchange Agent, if any, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of GB represented by such outstanding certificate as provided above. If any certificate for shares of GB stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to GB or the Exchange Agent, if any, any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of GB that such tax has been paid or is not payable.

          2.5 Option and Benefit Plans. At the Effective Time, GB shall assume and continue the Glacier stock option plans, as well as any other employee benefit plans of Glacier. Each outstanding and unexercised option, or other right to purchase, or security convertible into, Glacier Common Stock shall become an option, or right to purchase, or a security convertible into GB Common Stock on the basis of one (1) share of GB Common stock for each share of





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Glacier Common Stock issuable pursuant to any such option, or stock purchase right or convertible security, on the same terms and conditions and at an exercise or conversion price per share equal to the exercise or conversion price per share applicable to any such Glacier option, stock purchase right or other convertible security at the Effective Time. There are no options, purchase rights for or securities convertible into any class of Glacier Preferred Stock. GB shall reserve an appropriate number of shares of GB Common Stock for issuance upon the exercise of options, stock purchase rights and convertible securities.

          2.6 Abandoned Property/Escheat. Notwithstanding the foregoing, neither GB, nor Glacier, nor any other party shall be liable to any holder of shares of capital stock of Glacier, of whatever class, for any amount paid to a public official pursuant to any applicable abandoned property, escheat or other law.


                                  ARTICLE III

                   Representations and Warranties of Glacier

          Glacier, for the purpose of inducing GB to enter into this Agreement, represents and warrants as follows:

          3.1 Incorporation. Glacier is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          3.2 Capitalization. The authorized capital stock of Glacier consists of six million (6,000,000) shares of Glacier Common Stock and one million (1,000,000) shares of Glacier Preferred Stock.





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          3.3 Due Authorization of Agreement; No Conflict With Other Agreements.
Glacier has full power and authority and has taken all necessary action to execute, deliver and consummate this Agreement, and to perform all the terms and conditions hereof. This Agreement is a valid and binding obligation of Glacier enforceable against Glacier in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and provisions hereof do not and will not (i) violate any provision of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to Glacier, (ii) conflict with, result in a breach of or constitute a default under the Certificate of Incorporation or Bylaws of Glacier, (iii) conflict with, result in a breach of or constitute a default under or accelerate or permit the acceleration of the performance required by, any agreement or instrument to which Glacier is a party or by which Glacier is bound, (iv) result in the creation of any lien, charge or encumbrance upon any of the assets of Glacier under any such agreement or instrument, or (v) terminate or give any party thereto the right to terminate any such agreement or instrument. Any consents, waivers, approvals, authorizations or order required for the authorization, execution and delivery of this Agreement and the consummation by Glacier of the transactions contemplated hereby have been and will be obtained by Glacier prior to the closing date and true, correct and complete copies of each thereof furnished to GB.





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          3.4 Continuing Effect of Representations and Warranties. All
representations and warranties of Glacier contained herein shall be true and correct as of the Effective Time as though made at such time.

                                   ARTICLE IV

                      Representations and Warranties of GB

          GB, for the purpose of inducing Glacier to enter into this Agreement, represents and warrants as follows:

          4.1 Incorporation. GB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          4.2 Capitalization. The authorized capital stock of GB consists of fifteen million (15,000,000) shares of GB Common Stock and one million (1,000,000) shares of GB Preferred Stock.

          4.3 Due Authorization of Agreement; No Conflict With Other Agreements. GB has full power and authority and has taken all necessary action to execute, deliver and consummate this Agreement, and to perform all the terms and conditions hereof. This Agreement is a valid and binding obligation of GB enforceable against GB in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and provisions hereof do not and will not (i) violate any provision





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of law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to GB, (ii) conflict with, result in a breach of or constitute a default under the Certificate of Incorporation or Bylaws of GB, (iii) conflict with, result in a breach of or constitute a default under or accelerate or permit the acceleration of the performance required by, any agreement or instrument to which GB is a party or by which GB is bound, (iv) result in the creation of any lien, charge or encumbrance upon any of the assets of GB under any such agreement or instrument, or (v) terminate or give any party thereto the right to terminate any such agreement or instrument. Any consents, waivers, approvals, authorizations or orders required for the authorization, execution and delivery of this Agreement and the consummation by GB of the transactions contemplated hereby have been and will be obtained by GB prior to the closing date and true, correct and complete copies of each thereof furnished to Glacier.

          4.4 Continuing Effect of Representations and Warranties. All representations and warranties of GB contained herein shall be true and correct as of the Effective Time as though made at such time.


                                    ARTICLE V

                                   Conditions

          5.1 Conditions to Obligations of Glacier. The obligation of Glacier to consummate the Merger is subject to the fulfillment, prior to or at the Effective Time, subject to the provisions of Section 6.2, of each of the following conditions:

               (a) Shareholder Approval. In addition to any vote required by law or by the Certificate of Incorporation or Bylaws of Glacier, this Agreement shall have been





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approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock, including the Stock Split Shares.

               (b) Consents. All consents, authorizations, orders or approvals of any governmental commission, board, other regulatory body or any third party required in connection with the execution, delivery and performance of this Agreement shall have been obtained.

               (c) Satisfaction of Conditions. Any obligations of GB to be performed pursuant to this Agreement prior to the Effective Time shall have been performed in all material respects.

          5.2 Conditions to Obligations of GB. The obligation of GB to consummate the Merger is subject to the fulfillment, prior to or at the Effective Time, subject to the provisions of Section 6.2, of each of the following conditions:

               (a) Shareholder Approval. This Agreement shall have been approved by the affirmative vote of the sole stockholder of GB.

               (b) Consents. All consents, authorizations, orders or approvals of any governmental commission, board, other regulatory body or any third party required in connection with the execution, delivery and performance of this Agreement shall have been obtained.

               (c) Satisfaction of Conditions. Any obligations of Glacier to be performed pursuant to this Agreement prior to the Effective Time shall have been performed in all material respects.




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                                   ARTICLE VI


                                  Miscellaneous

          6.1 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

          6.2 Waiver. Any party may, at its option, extend the time for performance of any of the obligations or acts of any other party and may waive in writing any or all of the conditions contained herein to which its obligations hereunder are subject or compliance by other parties with any other matter in this Agreement.

          6.3 Governing Law. This Agreement shall be governed in all respects, including, but not limited to, validity, interpretation, effect and performance, by the internal laws of the State of Delaware, excluding the effects of any principles of conflicts of law which may otherwise be applicable.

          6.4 Amendment. This Agreement may be amended at any time by the Boards of Directors of Glacier and GB, either prior to or after approval of the Merger by the stockholders of Glacier and GB, to the fullest extent permitted by law and at any time upon the action of the Boards of Directors and stockholders of Glacier and GB, by an amendment duly executed by the parties hereto at any time prior to the Effective Time.

          6.5 Termination.

               (a) This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time (i) by the mutual consent of the Boards of Directors of



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Glacier and GB, or (ii) by the Glacier Board, if the approval of this Agreement by the holders of at least two-thirds of the outstanding shares of Glacier Common Stock, including the Stock Split Shares, shall not have been obtained.

               (b) The filing of this Agreement or a Certificate of Merger with the Secretary of State of the State of Delaware pursuant to Section 1.4 hereof shall constitute certification that this Agreement of Merger has not theretofore been terminated. If terminated as provided in this Section 6.5, this Agreement shall forthwith become wholly void and of no further force or effect.


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          IN WITNESS WHEREOF, Glacier and GB, pursuant to authority duly granted by their respective Boards of Directors, have caused this Plan and Agreement of Merger to be executed on their behalf by their respective officers.


Attest:                                      GLACIER BANCORP, INC.


By:  /s/ Michael J. Blodnick                 By:  /s/ John S. MacMillan
   -------------------------------              -------------------------------
     Name:                                        Name:
     Title:  Secretary                            Title:  President




Attest:                                      GB, INC.


By:  /s/ Michael J. Blodnick                 By:   /s/ John S. MacMillan
   -------------------------------              -------------------------------
     Name:                                         Name:
     Title:  Secretary                             Title:  President





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